EXHIBIT 32.1
APACHE CORPORATION
Certification of Chief Executive Officer
and Principal Financial Officer
I, G. Steven Farris, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K/A of Apache Corporation for the period ending December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

By:	/s/ G. Steven Farris G. Steven Farris
Title:	Chairman and Chief Executive Officer
(principal executive officer)
Date: April 7, 2011
I, Thomas P. Chambers, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K/A of Apache Corporation for the period ending December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

By:	/s/ Thomas P. Chambers Thomas P. Chambers
Title:	Executive Vice President and Chief Financial Officer
(principal financial officer)
Date: April 7, 2011